EXHIBIT 99.1

MESABI TRUST PRESS RELEASE

New York, New York

April 12, 2019

The Trustees of Mesabi Trust (NYSE: MSB) declared a distribution of eighty-nine cents ($0.89) per Unit of Beneficial Interest payable on May 20, 2019 to Mesabi Trust Unitholders of record at the close of business on April 30, 2019. This compares to a distribution of forty-five cents ($0.45) per Unit of Beneficial Interest for the same period last year.

The forty-four cents ($0.44) per Unit increase in the current distribution, as compared to the same quarter last year, is primarily attributable to a higher volume of shipments during the fourth calendar quarter 2018, at higher average iron ore sales prices, compared to the fourth quarter 2017, and to the Trust’s receipt of total royalty payments of $12,388,664 on January 30, 2019 from Northshore Mining Company (“Northshore”) which was higher than the total royalty payments of $6,198,950 received by the Trust from Northshore during January 2018. The Trust’s announcement today also reflects the Mesabi Trustees’ determination that Mesabi Trust presently has sufficient reserves available to make such a distribution while also maintaining an appropriate level of unallocated reserve in order for the Trust to be positioned to meet current and future expenses, and present and future liabilities (whether fixed or contingent) that may arise in connection with the current and ongoing challenges in the iron ore and steel industries generally.

Quarterly royalty payments earned for iron ore shipments made during the calendar quarter ended March 31, 2019, if any, payable by Northshore to Mesabi Trust under the royalty agreement, are due on April 30, 2019, together with the quarterly royalty report. After receiving the quarterly royalty report, Mesabi Trust plans to file a summary of the quarterly royalty report with the Securities and Exchange Commission in a Current Report on Form 8-K.

Other Available Information

Mesabi Trust’s Annual Report on Form 10‑K for the fiscal year ended January 31, 2019, which includes the audited financial statements of Mesabi Trust, was filed with the Securities and Exchange Commission on April 12, 2019. Mesabi Trust Unitholders may obtain a hard copy of the complete audited financial statements, which is included as Exhibit 13 to the Trust’s Annual Report, free of charge upon request to the Trust’s Corporate Trustee, at:

Mesabi Trust

c/o Deutsche Bank Trust Company Americas, Corporate Trustee

Trust & Securities Services — GDS

60 Wall Street, 16th Floor

New York, NY 10005

(904) 271‑2520

Unitholders can also directly access the audited financial statements of Mesabi Trust by navigating to the Mesabi Trust’s website at www.Mesabi-Trust.com and clicking on the Edgar Filings (SEC) link under the Menu to the right of the SEC Filings page by scrolling down to the desired Annual Report on Form 10‑K under Exhibit 13 thereof, beginning on page F‑1 of each such Report.

This press release contains certain forward-looking statements with respect to iron ore pellet production, iron ore pricing and adjustments to pricing, shipments by Northshore, royalty (including bonus royalty) payments, and other matters, which statements are intended to be made under the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended. Actual production, prices, price adjustments, and shipments of iron ore pellets, as well as actual royalty payments (including bonus royalties) could differ materially from current expectations due to inherent risks and uncertainties such as general adverse business and industry economic trends, uncertainties arising from war, terrorist events and other global events, higher or lower customer demand for steel and iron ore, volatility of iron ore and steel prices, decisions by mine operators regarding curtailments or idling of production lines or entire plants, announcements and implementation of trade tariffs, environmental compliance uncertainties, difficulties in obtaining and renewing necessary operating permits, higher imports of steel and iron ore substitutes, reduced economic growth in China, processing difficulties, consolidation and restructuring in the domestic steel market, price adjustment provisions including indexing features in Cliffs Pellet Agreements resulting in adjustments to royalties payable to Mesabi Trust and other factors. Further, substantial portions of royalties earned by Mesabi Trust are based on estimated prices that are subject to quarterly and final adjustments, which can be positive or negative, and are dependent in part on multiple price and inflation index factors under agreements to which Mesabi Trust is not a party and that are not known until after the end of a contract year. Although the Mesabi Trustees believe that any such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties, which could cause actual results to differ materially. Additional information concerning these and other risks and uncertainties is contained in the Trust’s filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in its Annual Report on Form 10-K. Mesabi Trust undertakes no obligation to publicly update or revise any of the forward-looking statements made herein to reflect events or circumstances after the date hereof.

Contacts

Mesabi Trust SHR Unit

Deutsche Bank Trust Company Americas

904-271-2520